Final Transcript
Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
Conference Call Transcript
PUMP — Q2 2005 Animas Corporation Earnings Conference Call
Event Date/Time: Aug. 02. 2005 / 5:00PM ET
Event Duration: N/A

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Final Transcript
Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
CORPORATE PARTICIPANTS
Kathy Crothall
Animas Corporation — Chairman, President and CEO
Rick Baron
Animas Corporation — VP of Finance and CFO
CONFERENCE CALL PARTICIPANTS
Mike Weinstein
J.P. Morgan — Analyst
Kim Weeks
J.P. Morgan — Analyst
Lynn Pieper
Thomas Weisel Partners — Analyst
Dave Turkaly
W.R. Hambrecht — Analyst
David Zimbalist
Natexis Bleichroeder — Analyst
Mimi Pham
HSBC — Analyst
PRESENTATION
Operator
Thank you very much, ladies and gentlemen, for your patience. Good day and welcome to the second quarter 2005 Animas Corporation earnings conference call. My name is Bill and I will be your conference coordinator for today. (OPERATOR INSTRUCTIONS). I would now like to turn the conference over to your host for today’s presentation, Ms. Kathy Crothall, President and Chief Executive Officer. Please proceed, ma’am.
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Thank you, Bill. Welcome everyone to Animas Corporation’s quarterly conference call for Q2 ‘05. With me today is Rick Baron, our Vice President of Finance and CFO. Today we will first review the company’s second quarter of 2005 results, which were released this afternoon. And we’ll then provide guidance for the next quarter and full year. Finally, we will open up the forum to audience questions. Before we begin, let me remind you that this presentation may contain forward-looking statements that are subject to risks and uncertainties associated with the company’s business. These statements may concern, among other things, guidance as to future revenues and earnings, operations, transactions, prospects, intellectual property and the development of products.
Additional information that may affect the company’s business and financial prospects, as well as factors that would cause Animas’ actual performance to vary from our current expectations, is available in the company’s fillings with the Securities and Exchange Commission. Also, I would like to remind you that today’s call may not be reproduced in any form without the expressed written consent of Animas.
We may also refer to certain non-GAAP financial measures on this call. Rick Baron will later discuss the reconciliation of adjusted numbers to GAAP numbers, and a reconciliation schedule showing the GAAP versus non-GAAP financial measures is currently available on our company Web site with the press release issued earlier today. Our Web site is located at www.animascorp.com.
The second quarter of 2005 was an extremely successful one for the company. Highlights include net revenues of $21.4 million, compared to earlier guidance of net revenues of $19.5 to $20.5 million, and representing an increase of 49% from adjusted net revenues for Q2 ‘04. Net revenues of $40.8 million for the first half of 2005, representing an increase of 57%, from adjusted net revenues for the first half of 2004. An

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Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
inventory write-off and an additional reserve totaling $2.8 million, as a result of, (i) a shift in marketing focus away from the IR 1000, and (ii) the cost of replacing circuit boards containing a now-discontinued component with boards containing a substitute component during the refurbishment process of certain IR 1200s.
Adjusted gross margin of 59.1%, excluding the inventory write-off and additional reserve. Adjusted net loss of $273,000, before the inventory write-off and additional reserve, in line with our earlier guidance of a loss between $0.0 and $0.3 million.
Indeed, this was a successful quarter for us, and I will now discuss these highlights in more detail. Net revenues for the second quarter totaled $21.4 million, 7% higher than the midpoint of our original guidance of $19.5 to $20.5 million. This strong performance reflects continuing overwhelmingly favorable reception of the IR 1250 pump in the U.S. and the IR 1200 pump internationally, and continued growth of our ancillary pump supplies market, otherwise known as disposables. The IR 1250 pump remains the smallest full-featured pump in the market, with the largest display, longest battery life and ease of use. It is also the only pump that incorporates an extensive food database and uses tones for alerts.
On the competitive front, we anticipate that Roche will reenter the market this quarter. We also anticipate Insulet, a private company, entering the market with their disposable pumps. Although we view Roche as a formidable competitor, our ability to compete against Roche successfully in Europe, coupled with our strong service model, gives us confidence in our competitive position. Likewise, we remain comfortable that our products and service place us in a competitive position against Insulet. Our guidance for 2005, which we are increasing today, assumes that the re-entry of Roche and the entry of Insulet in the first quarter. We believe that strong players in the pump market, such as Roche, can actually help the overall pump market grow, and that we will continue to benefit from both the market expansion and share gains against our competitors.
Now let me shed a little color on the inventory write-off and additional reserve. I’ll first talk about the write-off of the IR 1000 pumps. As you may recall, we had a number of IR 1000 pumps in inventory that were returned by patients in 2004 as part of the Upgrade Program when they received their IR 1200 pumps. Given the robustness of the European market and the strong acceptance of the IR 1200 pumps, management decided to concentrate its international market efforts in Europe rather than pursue third-world markets for the IR 1000 pumps. As a result of this decision, management recorded a charge to write off these IR 1000 pumps.
Furthermore, we decided that both as a result of the overwhelmingly strong market acceptance of the food database in the IR 1250/1200+ pumps in the U.S., as well as with respect to manufacturing efficiencies, it made economic sense to replace during the refurbishment process of certain IR 1200 pumps, circuit boards containing a now-discontinued component with boards containing a substitute component. These new boards support the additional functionality of the 1250, 1200+ features, such as the food database and custom music alerts. As a result, we have taken an additional reserve.
Net revenues for Cygnus products were negligible in the second quarter, as anticipated, but are expected to grow in the third and fourth quarters as we implement our plans to reconfigure, reposition and market these products. We have not, however, forecast Cygnus products into our revenue projections for this year. In accordance with our projections, some of our R&D expenses and administrative expenses, namely in patent prosecution, were to support development of the technology we acquired from Cygnus.
We’re continuing to see improvement in gross margin. For the second quarter, adjusted gross margin was 59.1%, up from 58%, but down from 62% of prior year’s second quarter. Please remember that last year’s gross margin in the second and third quarters were favorably impacted by the better absorption of overhead as a result of increased pump production required to satisfy the Upgrade Program. The most significant factor contributing to this quarter’s improvement in gross margin over last quarter’s is the reduction in the cost of our disposables. We expect that this trend to improving gross margin will continue throughout 2005 and 2006, as we introduce our ezSet, further cost reductions of our existing disposals and experience increased absorption of manufacturing overhead.
We’re also continuing our reduction in SG&A costs as a percentage of net revenues. Despite greater administrative costs associated with being a public company and increased expenditures in the quality assurance area, our SG&A costs have decreased to 51% of net revenues in the second quarter 2005, down from 63% adjusted net revenues in the second quarter 2004. Factors contributing to this improvement include better absorption of SG&A associated with the increased revenue base and increased productivity of our sales force.
Let’s switch back to the recall of the IR 1250 pumps announced in April due to a software bug. We are substantially through changing out pumps with revised software. The cost of the recall is in line with our earlier estimate of $326,000. As discussed in our last call, patients and healthcare professionals have exhibited little anxiety about the recall, as demonstrated by our strong performance this past quarter.

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There is nothing new to report on the re-inspection of our facility with respect to the warning letter from the FDA in February 2005, relating to some form 483 observations from a September 2004 inspection. As stated earlier, we expect an FDA visit any time in the next six months. We are continuing to strengthen our QA department and our quality systems. We have been audited by BSI, the European compliance organization for conformance to standards promulgated by ISO, or the International Standards Organization, as well as a consultant group for conformance to the FDA Quality Systems Regulations. In both audits we were deemed to be in substantial compliance with the applicable regulations.
New product development is proceeding reasonably on schedule. Although we did not launch the ezSet in June as earlier anticipated, we are producing product in anticipation of a launch pending the successful outcome of certain pre-release tests. The revised launch date is mid October. The delayed launch has been caused by a decision to redo certain pre-release tests as we felt that the original tests may be no longer applicable because of the subsequent evolutions in product design. Although we do not anticipate any issues with these tests, they do take quite a few weeks to perform.
The IR 1275 pump is moving along nicely, and we are still on schedule for a launch in the first half of 2006. We believe that this pump will be even more popular with patients than our IR 1250 pump. The IR 1500 is also on schedule for a Q4 ‘06 release. Preliminary market assessments indicate that both of these new products will be well received in the market.
Moving on to longer-range R&D activities, our enthusiasm about the micropump technology that we have acquired from Debiotech is even higher than it was before, and we believe that this technology should allow us to maintain our technology leadership position in the insulin pump market over the foreseeable future. To refresh your memory, our micropump, in comparison to today’s technology, offers the following four advantages. First, a significant reduction in size; second, a configuration as a disposable pump; third, greater precision and accuracy; and fourth, more rapid occlusion detection.
Our development of the product is moving on very nicely, and we are particularly pleased with how product design is proceeding. As promised in the last conference call, we have settled on a particular concept. Also, as we previously discussed, a large part of our effort besides improving blood glucose control, is to reduce the intrusiveness of diabetes and its management on the lives of patients. I am pleased to report that our micropump design, as this has evolved over the past quarter, is truly revolutionary with respect to reducing the intrusiveness of diabetes. For those of you familiar with the old backpack insulin pumps worn 30 years ago, our micropump is to our IR 1250 pump as the IR 1250 pump is to the backpack pumps. Our present design calls for a pump with a thickness of less than a quarter inch. Provided that we are successful in our development, and we are confident that we will be, this product should expand the pump market considerably, as many patients find current pumps intrusive.
On still another aspect of this program, we are assembling a micropump and expect to have one operational in the fourth quarter. The chip design efforts at Debiotech are also proceeding on schedule. In particular, the SOC, or Silicon-On-Cavity design, is evolving well. The SOC design should improve yields and reduce manufacturing costs from the earlier SOI, Silicon-On-Insulator design.
We are also enthusiastic about the progress on our microneedle technology. As a reminder, this technology offers the possibility of a significantly less invasive infusion set for the infusion of insulin, as well as a truly minimally invasive means for extracting interstitial fluids for blood glucose measurement. We are actively designing a microneedle set to be used for some clinical studies scheduled for late Q4, depending upon disposition of the hospital’s Investigation Review Board.
With respect to the GlucoWatch, we are continuing to hear from some patients, parents of pediatric patients and healthcare professionals that they think the product is useful, typically on a sporadic basis, as a hypoglycemic detector for those with hypoglycemic unawareness, for those who live alone or travel alone, for nighttime use or in young children. We are developing plans to reconfigure the GW2 GlucoWatch Biographer to the third-generation GW3 GlucoWatch Biographer and anticipate a launch date of Q1 ‘06.
Now, I’d like to turn this over to Rick Baron so he can discuss our financial results in more detail.
Rick Baron - Animas Corporation — VP of Finance and CFO
Thank you, Kathy. Before I start discussing financial results, I will discuss certain non-GAAP financial measures. A reconciliation of the GAAP versus non-GAAP financial measures is currently available on our website with the press release issued earlier today. You may remember we used adjusted numbers for periods Q1 ‘03 through Q3 ‘04 associated with deferral of revenues when we shipped the IR 1000 pump as part of the Upgrade Program, and recognition of revenues when we shipped the IR 1200 upgrades. Fortunately, we will be through the difficult comparison to the prior year’s adjusted numbers as a result of the Upgrade Program in the fourth quarter of this year. We have also used adjusted numbers to

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Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
reflect the Cygnus transaction charges in the first quarter of 2005, as well as the $2.8 million inventory write-off and additional reserve for the second quarter of 2005. We believe that the adjusted numbers provide an accurate picture of our business for period-to-period comparisons.
Net revenues. Net revenues for Q2 ‘05 totaled $21.4 million compared to $14.3 million of adjusted net revenues in Q2 ‘04, representing an increase of 49%. Net revenues for the U.S. market constituted 87% of the total net revenues and are 38% greater than adjusted net revenues for the U.S. market in Q2 ‘04. Net revenues for the international market consisted 13% of the total net revenues and are 231% greater than the adjusted net revenues for the international market in Q2 ‘04. Net revenues for supplies constituted 36% of the total revenues, compared to 23% in Q2 ‘04.
Gross margin. Second quarter adjusted gross margin, before inventory write-off and additional reserve, was 59%. In comparison, the adjusted gross margin in Q2 ‘04 was 62%, which was impacted favorably by the absorption of overhead resulting from increased production associated with the Upgrade Program. Adjusted gross margin for our ancillary supplies was 47.6%, compared to 40.4% in Q2 ‘04 as a result of the cost reduction programs and better purchasing efficiencies. Adjusted gross margin for pumps was 65%, which was negatively impacted by our decision in about June to replace circuit boards of certain IR 1200 pumps in the refurbishment process, as we discussed earlier. Gross margin in Q2 ‘05 was 46%, reflecting the $2.8 million of inventory write-off and additional reserve.
Research and development, or R&D, expenses. Second quarter R&D expenses were $2.1 million, compared to $1.4 million in Q2 ‘04. Additional R&D charges for the micropump and microneedle developments are being incurred by the company’s partner, Debiotech SA, in accordance with its contractual obligations.
Selling, general and administrative expenses, or SG&A. The second quarter SG&A expenses were $11 million, or 51% of the net revenues compared to SG&A expenses of 63% of adjusted net revenues in Q2 ‘04, which reflects increased operating leverage year over year.
Net loss. Second quarter adjusted net loss before inventory write-off and additional inventory reserve was $273,000, compared to the adjusted net loss for Q2 ‘04 of $1.6 million. Including the $2.8 million inventory write-down and additional reserve, the net loss for Q2 ‘05 was $3.1 million.
Six-month performance. For the six-month period ended June 30th, 2005, net revenues were $40.8 million, compared to adjusted net revenues for the first six months of 2004 of $26 million, a growth of 57%. The company reported an adjusted net loss for the six-month period, before the in-process R&D charges associated with the Cygnus transaction, and the additional $2.8 million charge for inventory write-off and additional reserve of $1.4 million, compared to an adjusted net loss of $5 million in the same period during 2004. Including the in-process R&D charges associated with the Cygnus transaction and the $2.8 million charge for inventory write-off, and additional reserve, the net loss for the first half of 2005 was $13.4 million.
Third quarter and year guidance. For the year, the company is raising its net revenue guidance from $84 to $87 million to a range of $85 to $88 million. Adjusted net income guidance, before in-process R&D charges associated with the Cygnus transaction, and the additional $2.8 million charge for inventory write-off and additional reserve, remains between $3 and $4 million. Guidance for the third quarter net revenues is $21.5 to $23 million, compared to adjusted net revenues of $17.2 million in Q3 ‘04, an increase of approximately 32%. Guidance for third quarter net income ranges from $500,000 to $1.5 million. I will now turn the program back to Kathy.
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Thank you, Rick. As you can see, the second quarter of 2005 was a pivotal one for us, showing adjusted revenue growth of over 49%, compared to the prior year’s quarter, significant increase in operating leverage from prior year’s quarter with respect to SG&A, significant improvement in supplies growth margin and significant progress in research and development. We believe we are poised for a strong Q3 and Q4 2005 and will be excited to share our results with you as they occur. Our product pipeline and recent technology acquisitions should ensure our position as a leader in diabetes management technology.
This concludes our formal remarks. We wish to thank customers who use and/or recommend our products. They are our source of inspiration for many of our ideas on how best to serve patients and families living with diabetes. I would also like to extend our deepest appreciation to Animas employees and our board of directors for their dedication, wisdom, integrity and hard work.
Finally, we wish to thank our shareholders for their continued support and encouragement. We will now open the call for questions.

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QUESTION AND ANSWER
Operator
Thank you very much, ma’am. [OPERATOR INSTRUCTIONS]. And our first question today comes from the line of Mr. Mike Weinstein of J.P. Morgan. Please proceed.
Kim Weeks - J.P. Morgan — Analyst
Hey, guys, it’s Kim here, actually with Mike. We just wanted to start in on the gross margin, which was probably the only area where you fell a little short of our expectations. The supply margin looks great, and so it seems like the pump margin was probably just hurt a little bit by the board change out in the quarter. Wondering if you could give us a little bit of guidance moving to the second half of the year of what we could expect for gross margin.
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Well, I think you should continue to see improvement in our supply gross margin, and we would expect our pump gross margin to recover to prior levels. The — with that reserve we took is clearly a one-time thing and we did not decide until sometime in June to do this board swap-out.
Kim Weeks - J.P. Morgan — Analyst
Do you have any sense without that charge what the gross margin might have looked like in the quarter?
Rick Baron - Animas Corporation — VP of Finance and CFO
We have always — we have indicated since we started giving guidance on the margin that we would do somewhat ratably from last year and approach that 60%, by the mid-point this year, perhaps a little bit higher. Clearly, the impact of the change out in June would have put us probably within our expectations of that number.
Kim Weeks - J.P. Morgan — Analyst
Okay, and then I just have one more. I think Mike had a question. Regarding the ezSet, could you just go over one more time what exactly the testing you’re doing right now —
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Sure, sure. There are a lot of tests, such as insulin compatibility tests, sterilization integrity tests, those kinds of things. When we reviewed our technical file, we came to the conclusion that there had been enough changes in the product since when we first did these tests that we thought it was prudent to redo it. Not that we expect any change in the results, but nonetheless it’s one of those things that you have to do.
Mike Weinstein - J.P. Morgan — Analyst
Rick, it’s Mike. Just to clarify on the guidance for the second half, should we have anything in the model at all for Cygnus?
Rick Baron - Animas Corporation — VP of Finance and CFO
We anticipate minor sales for the second half. Right now, we’re not prepared to give additional guidance on it. What Kathy’s remark is really going to is that we will slowly start talking about it in more than an investigational way.

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Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
Mike Weinstein - J.P. Morgan — Analyst
But still, in terms of how you think about it in terms of any notable revenue contribution, it’s probably — we should be thinking about more with the third generation next year?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Mike, two things. Number one, we feel the third generation products will be far better received than the second generation product, and number two, when you have zero experience with something, it’s kind of hard to accurately determine. So even for our own planning purposes, so we don’t get ahead ourselves we’re assuming, we are not factoring in Cygnus revenue into our projections.
Mike Weinstein - J.P. Morgan — Analyst
And what’s the gating factor to bring the G3 to market? The majority is over the regulatory hurdle, right?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Right, it’s just going through the documentation loop, and, as you know, we have our hands full with a bunch of other things, as well, so it’s just really a timing issue.
Mike Weinstein - J.P. Morgan — Analyst
And, I’m sorry, last question here, and we’ll jump back in queue, the way you’re thinking about, or the way you’re providing guidance for the third quarter, is you’re assuming some competition from both the new entrants, effective almost immediately. Is that the way you’re thinking about the guidance, or is there some date and time at which you’re assuming some presence from Disetronic or Insulet?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Well, I think it’s fair to assume any time you have new competition, even before they’re selling product, they have impact on revenues, or can have impact. You may have heard us say before, sometimes it’s harder to compete against a virtual competitor than a real competitor.
Mike Weinstein - J.P. Morgan — Analyst
Sure. But you’re pretty familiar with what Roche is bringing back to market. You know what that looks like now, correct?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Absolutely. As we talked in the conference call, we are competing against the Roche product in Europe successfully.
Mike Weinstein - J.P. Morgan — Analyst
Yes, absolutely. Okay, great, guys. Thanks.
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Thank you.

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Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
Operator
Thank you very much, sir. Ladies and gentlemen, your next question comes from the line of Lynn Pieper of Thomas Weisel Partners. Please proceed.
Lynn Pieper - Thomas Weisel Partners — Analyst
Hi, how are you?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Hi, Lynn.
Lynn Pieper - Thomas Weisel Partners — Analyst
Just a couple of quick questions. I guess first, what should we be thinking about — and I’m sorry if you said this already — but of supply revenues as a percent of your total sales on a go-forward basis versus pump sales, and then secondly, looking at the gross margin mix between pumps and supplies, understanding you’re probably not going to always break that out. But where should those be trending, particularly on the supply side, once you do launch the ezSet?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Well, the ratio of supply revenue to pump revenue really should not be impacted one way or the other by the ezSet, because presumably we are selling the same number of sets, with or without the ezSet. As I recall, we believe that infusion sets will ultimately — there’ll be a 60/40 ratio between pumps and infusion sets, and we’ll be trending towards that.
Lynn Pieper - Thomas Weisel Partners — Analyst
Okay, great. And then just secondly, I know we’re expecting Insulet to be showing its new product at the Diabetes Educator meeting in August. Can you talk a little bit about what we can expect out of Animas as far as what you’ll be showing, of current products, pumps, and then secondly, will you be showing something, an early iteration of a disposable or micropump?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Lynn, we may in fact show mockups of the micropump. I’m not sure that’s been determined one way or the other. Typically, with respect to syringe pumps, where there’s obviously quite a bit of competition, we don’t believe it’s in our interest to show the product until we’re actually ready to sell it.
Lynn Pieper - Thomas Weisel Partners — Analyst
Okay, okay. Fair enough. I will jump back in queue. Thank you.
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Thank you.
Operator

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Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
Thank you very much, ma’am. Ladies and gentlemen, your next question comes from the line of Dave Turkaly of W.R. Hambrecht. Please proceed, sir.
Dave Turkaly - W.R. Hambrecht — Analyst
Thanks. I think you said that Roche in the third quarter, just clarifying, do you have — what comfort do you have that they will be out in the third quarter. And based on the model, the guidance, that you’re giving, are you assuming any change to ASPs in the U.S.?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
With respect to Roche, obviously, we do not have a pipeline into Roche, so we hear the same market gossip as what everyone else hears. With respect to ASPs, we haven’t seen any real changes we’ve talked about before with respect to ASPs over the last several years, so we’re not really expecting ASP changes going forward.
Dave Turkaly - W.R. Hambrecht — Analyst
And then onto the model, the third quarter guidance is pretty detailed, but the fourth quarter — just out of curiosity, should we be expecting leverage out of there? I know that the $3 to $4 million net income for the year, unchanged, so the fourth quarter is — obviously you’re predicting a very strong one. Is there a seasonality issue there that I’m not thinking of, or is there leverage in the income statement that you’re expecting to get down to that net income line?
Rick Baron - Animas Corporation — VP of Finance and CFO
A couple of points. This quarter was actually pretty strong from a gross margin perspective, had the reserve been taken a bit earlier, or something along those lines. So the gross margin, we feel fairly strong. On the third and the fourth quarter, we are projecting — you can do the math between what we’ve done so far this year and what we’re projecting as a range — we are projecting sales that are above where we are today, so you will begin to leverage off of that increased level of sales.
And, third, there is seasonality in the business. The fourth quarter has tended to be, historically, going back as far as we’ve seen numbers, the strongest of the four quarters, because of co-pays and deductibles and all the money that people spend at the end of the year, versus the needing to pay for co-pays and deductibles in the first half of the following year. So the fourth quarter traditionally is a stronger quarter than the other three.
Dave Turkaly - W.R. Hambrecht — Analyst
And then one last one, just share count. Is there an update there, what should we be looking at in the back half of the year?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
You’re talking market share?
Dave Turkaly - W.R. Hambrecht — Analyst
No, just your outstanding share count. I was at a higher number at it.
Rick Baron - Animas Corporation — VP of Finance and CFO
David, I haven’t put that out in the press release. It is something that grows incrementally as far as options and those types of things. We have no intention right now of issuing more shares or doing that, so the share growth will grow somewhat incrementally over the course of the year. Clearly we’ll identify that in the Q as we publish it.

Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
Dave Turkaly - W.R. Hambrecht — Analyst
Okay, thanks.
Operator
Thank you very much, sir. Ladies and gentlemen, your next question comes from the line of David Zimbalist of Natexis. Please proceed.
David Zimbalist - Natexis Bleichroeder — Analyst
Thanks a lot. In terms of your U.S. business, obviously, a nice, strong quarter. Can you talk about that in terms of new accounts versus further account penetration? Give us a sense as to what actually made for the sequential growth?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
I’m not sure we’re prepared to give out specific information at this point. Again, I want to reiterate that a strong focus of our sales force is to build up vertical growth in an account just because it’s far more efficient to service that account than to service a number of scattered accounts.
David Zimbalist - Natexis Bleichroeder — Analyst
Okay. Can you talk, perhaps, about what were the components of the sequential increase in SG&A, and how much is that sort of sustainable, how much of that fluctuates with sales, versus how much of it’s structural? And how should we be thinking about SG&A for the second half (technical difficulty)? Sorry about that.
Rick Baron - Animas Corporation — VP of Finance and CFO
David, to repeat the question to make sure we have it —
Kathy Crothall - Animas Corporation — Chairman, President and CEO
I think what you’re asking is can we expect to see continued improvement in SG&A? The answer is certainly, yes we will. Obviously, at some point it will level out. We’re on record for earlier stating that we expect to ultimately get to the 20%-plus operation margin sometime in ‘07, with overall gross margins in the 70% range, keeping R&D at 10%, so you can work out what SG&A should be. I don’t think you should expect any dramatic improvement, but rather gradual improvement to get to that point.
David Zimbalist - Natexis Bleichroeder — Analyst
Actually, I was talking about the absolute amount of spending. You had a sequential increase of $300,000 in SG&A between the first quarter and the second quarter, and what we should be thinking about in terms of sequential dollar growth in SG&A for the second half.
Rick Baron - Animas Corporation — VP of Finance and CFO
We’ve never refined guidance quite that sharply. It is something that if you take a look at the historic numbers as a trend, which we’ve always encouraged, what you’ll see is in the first quarter of each year, that bumps up as we hire more people, and then there is evening, or some leveling, of it throughout the next three quarters. You, of course, have fluctuations from quarter to quarter. We had the ADA show in the second quarter. We didn’t have it in the first quarter — things like that. But plus or minus I think the leveling has always held out true and that would continue to be our plan.
David Zimbalist - Natexis Bleichroeder — Analyst

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Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
Okay. Another question. Can you talk a little bit about what is required for the ezSet to make it to the market in mid October. How much of this has to do with actual FDA filings versus internal work?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
There’s nothing to do with FDA filings. It’s a question of having some outside laboratories do some work, take care of all the respective documentation. Certainly prior to release of any product, the appropriate people in the organization meet and sign off on it, which I’m sure that - I’m confident that will happen.
David Zimbalist - Natexis Bleichroeder — Analyst
Okay, all right. One last question. Roche made mention of the fact that to date they’ve sold about 8,000 pumps in Germany. Can you talk a little bit about your efforts in Germany, perhaps what kind of distribution efforts you have today, since you’re considering going direct in Germany, and how you would view your position relative to where Roche is in Germany?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
We are selling product in Germany, as we are in every country outside the U.S. — through independent distributors. We happen to think we have a very fine distributor in Germany. We are not prepared, obviously, to give specific number sales, unit sales, or even share counts in a specific country at this point. But, clearly, Germany is a contributor to our success internationally.
David Zimbalist - Natexis Bleichroeder — Analyst
Thank you.
Operator
Thank you very much, sir. Ladies and gentlemen, your next question comes from the line of Mimi Pham of HSBC. Please proceed.
Mimi Pham - HSBC — Analyst
Hi, good afternoon. Relative to your second quarter guidance, which you did not break out into disposables and pumps, where did that upside come from? Was it greater pump revenue, or disposable revenue, or both?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
It was some of each, Mimi, and I — let’s put it this way, we were not surprised with the split. It’s just about what we projected.
Mimi Pham - HSBC — Analyst
Okay, and maybe I can ask David’s question in a different way. In terms of your pump sales, is it a consistent mix of new pump users, Animas pump replacements and competitor pump replacements? Or is one of the three categories growing faster relative to your expectations or relative to prior quarters?
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Okay. The number of pumps we sell to current Animas pump users is still a relatively small number, primarily because four years ago, say, we were selling a fraction of the pumps we’re selling now. So that really should not have a significant impact for a few years. I believe we are on

Final Transcript
Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
record for saying that, typically, about 20% of the pumps we sell, at least in the U.S., we don’t have that number outside the U.S., are to patients who are on a competitor’s pump.
Mimi Pham - HSBC — Analyst
Okay. And then you said you had 200%-plus growth in international markets. Is that the case in the countries where Spirit is launched — in Germany or Netherlands.
Rick Baron - Animas Corporation — VP of Finance and CFO
It’s a bit measured across the board. Again, we’re not going to talk so much about country by country sales.
Mimi Pham - HSBC — Analyst
Are you receiving any direct feedback on how your pump directly compares to Spirit from any of your European —
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Actually — just suffice it to say that our German distributor, as are our other European distributors, are all very sanguine about the future of Animas products in their country.
Mimi Pham - HSBC — Analyst
Okay, thank you very much.
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Thank you.
Operator
Thank you very much, ma’am. [OPERATOR INSTRUCTION]. And at this time, we have no further questions. I’d like to turn the call back over to our speakers for any closing remarks they may have.
Kathy Crothall - Animas Corporation — Chairman, President and CEO
Well, I want to thank everyone for coming and listening to us. We are certainly very pleased with our results for the second quarter, and we’ll look forward to reporting on our third quarter results. Thank you.
Operator
Thank you very much, ma’am, and thank you, ladies and gentlemen, for your participation in today’s conference call. This concludes the presentation, and you may now disconnect. Have a good day.

Final Transcript
Aug. 02. 2005 / 5:00PM, PUMP — Q2 2005 Animas Corporation Earnings Conference Call
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